Exhibit 23.5

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241, 333-277101 and 333-284755) and Form S-3 (File Nos. 333- 273195, 333- 269029 and 333-280018) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

SRK Consulting (U.S.), Inc. is an author of the report titled “S-K 1300 Initial Assessment & Technical Report Summary, Santa Cruz Project, Arizona” dated September 6, 2023 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

SRK Consulting (U.S.), Inc. understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). SRK Consulting (U.S.), Inc. further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. SRK Consulting (U.S.), Inc. further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. SRK Consulting (U.S.), Inc. has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, SRK Consulting (U.S.), Inc. do hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by SRK Consulting (U.S.), Inc., that SRK Consulting (U.S.), Inc. supervised the preparation of and/or that SRK Consulting (U.S.), Inc. has reviewed and approved.

Dated: February 27, 2025

Per:	/s/Michael Sullivan
     SRK Consulting (U.S.), Inc.
Michael Sullivan, BS Economics, BS Metallurgy
Practice Leader/ Principal Consultant (Mining Economics)